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                                                                   EXHIBIT 12.1

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                    SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                        (DOLLARS IN THOUSANDS)

                                                                           THREE MONTHS ENDED
                                                                              DECEMBER 31,
                                                                     -------------------------------
                                                                          1998            1997
                                                                     --------------- ---------------

    Income (loss) before provision for income taxes..............        $(3,159)      $  6,985
    Interest expense.............................................          5,191          2,565
    Interest portion of rental expense...........................          1,015            487
                                                                     --------------- ---------------
    Earnings.....................................................        $ 3,047       $ 10,037
                                                                     --------------- ---------------
                                                                     --------------- ---------------

    Interest expense.............................................        $ 5,191       $  2,565
    Interest portion of rental expense...........................          1,015            487
                                                                     --------------- ---------------
    Fixed charges................................................        $ 6,206       $  3,052
                                                                     --------------- ---------------
                                                                     --------------- ---------------

    Ratio of earnings to fixed charges...........................           0.5x           3.3x

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